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                                                                   EXHIBIT 23(2)

                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1, of our report dated March 18, 2002 on our audits of the consolidated financial statements of CanArgo Energy Corporation as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 which appears in such Post-Effective Amendment No. 1 to Registration Statement. We also consent to the reference to us under the heading "Experts" in such Post-Effective Amendment No. 1 to Registration Statement on Form S-1.

                                                      /s/ PRICEWATERHOUSECOOPERS

                                                          PricewaterhouseCoopers
                                                           Chartered Accountants

London, England
April 15, 2002